Exhibit 10.29

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Amendment”) is made and entered into effective as of December 23, 2008, by GERALD WOODARD (“Executive”) and SRI/SURGICAL EXPRESS, INC., a Florida corporation (the “Company”).

BACKGROUND

Executive and Company entered into an Employment Agreement dated as of December 31, 2007 (the “Employment Agreement”). Executive and Company desire to amend the Employment Agreement on the terms and conditions set forth below in order to bring the Employment Agreement into compliance with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).

OPERATIVE TERMS

In consideration of the respective agreements of the parties contained in this Amendment and for other good and valuable consideration, the parties agree to amend the Employment Agreement as follows:

1. The definitions of “Involuntary Termination” and “Termination” in Section 1 of the Employment Agreement are amended and restated to read as follows:

“Involuntary Termination” means the Termination of Executive by the Company for any reason other than for Cause, death, or Disability that constitutes an “involuntary separation from service” within the meaning of Treasury Regulations Section 1.409A-1(n)(1).

“Termination” means the termination of Executive’s employment with the Company, which, to the extent necessary to comply with Section 409A, shall occur on the date that Executive experiences a “separation from service” from the Company within the meaning of Section 409A(a)(2)(A)(i) and the default rules of Treasury Regulations Section 1.409A-1(h).

2. The last sentence of Section 4(a)(ii) of the Employment Agreement is amended and restated to read as follows:

All annual bonuses shall be paid to Executive on or after January 1 and on or before March 31 of the year immediately following the year to which the bonus relates.

3. Section 8(b)(i) of the Employment Agreement is amended by inserting the following sentences at the end thereof:

A termination of employment at the election of the Executive shall be for Good Reason only if Executive voluntarily separates from service from the Company within ninety (90) days following the end of the Company’s 30-day cure period described in the preceding sentence. The foregoing Good Reason provision is intended to qualify under Treasury Regulations Section 1.409A-1(n)(2) to be treated as an involuntary separation from service, and shall be interpreted and administered consistently therewith.

4. Section 8(b)(ii) of the Employment Agreement is amended by replacing each reference to “Section 8(b)(i)” therein to “this Agreement” and by inserting the following sentence at the end thereof:

Prior to the imposition of the six month delay as set forth in this Section 8(b)(ii), it is intended that (i) each installment under this Agreement be regarded as a separate “payment” for purposes of Section 409A, and (ii) all benefits or payments provided under this Agreement satisfy, to the greatest extent possible, the exemptions from the application of Section 409A provided under Treasury Regulations Sections 1.409A-1(b)(4) (short-term deferral) or 1.409A-1(b)(9) (certain separation pay plans). This Section 8(b)(ii) is intended to comply with the requirements of Section 409A(a)(2)(B)(i) of the Code.

5. Section 8(b)(iii) of the Employment Agreement is amended by inserting the following sentence at the end thereof:

If the Executive has not executed and delivered the release referenced in the first sentence of this Section 8(b)(iii) with all periods for revocation thereof expired as of the date that is sixty (60) days after the Severance Date (“Required Release Date”), the Executive shall forfeit the right to receive the foregoing severance compensation. Any severance compensation that is not deferred compensation within the meaning of Section 409A shall commence upon the second payroll date following the first date on which the release is executed and delivered with all periods for revocation thereof expired (the “Release Effective Date”), and continue for the remaining term of the 12 month severance period after the Severance Date; provided that such first payment shall include all such amounts that otherwise would have been paid prior to the Release Effective Date had the severance compensation commenced on the first payroll date following the Severance Date. Subject to Section 8(b)(ii), payments of severance compensation that constitute deferred compensation within the meaning of Section 409A shall commence on the second payroll date after the Required Release Date (regardless of when the Release Effective Date occurs); and continue for the remaining term of the 12 month severance period after the Severance Date; provided that such first payment shall include all such amounts that otherwise would have been paid prior to the Required Release Date had the severance compensation commenced on the first payroll date following the Severance Date.

6. Except as expressly amended by this Amendment, all other terms and conditions of the Employment Agreement shall remain in full force and effect.

7. The parties may execute this Amendment in counterparts. Each executed counterpart will constitute an original document, and all executed counterparts, together, will constitute the same agreement.

[Signature Page Follows]

SIGNATURE PAGE TO

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

IN WITNESS WHEREOF, the Company and Executive have executed this Amendment effective as of the date first set forth above.

WITNESSES:	SRI/SURGICAL EXPRESS, INC., a Florida corporation

	By:	/s/ Ray Reilly
	Name:	Ray Reilly
	Title:	VP of Human Resources

WITNESSES:	“EXECUTIVE”

/s/ Ray Reilly	/s/ Gerald Woodard
GERALD WOODARD

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